UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 1, 2009 (November 25, 2009)

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

(a)  In connection with the pending litigation filed by Quicksilver Resources Inc. ("Quicksilver") against BreitBurn Energy Partners L.P. (the "Partnership") and the other defendants named therein, on November 25, 2009, the 48th District Court in Tarrant County, Texas (the "Court") issued an order entitled "Amended Order Regarding Motions for Summary Judgments" (the "Order").  A copy of the Order is furnished and attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  As described below, the Order is not a final, appealable decision of the Court. The Partnership believes that this interim ruling is inconsistent with the Partnership Agreement and with Delaware law and intends to file a motion asking the Court to reconsider its ruling.

In June 2008, the general partner of the Partnership, BreitBurn GP, LLC (the "General Partner"), adopted Amendment No. 1 to the Partnership Agreement (the "Amendment"), which gave the limited partners of the Partnership (the "Limited Partners") a new right to nominate and elect the directors of the General Partner.  In order to provide all Limited Partners with a meaningful right to vote in the election of the directors of the General Partner, the Amendment also adopted a partnership safeguard that limited the voting rights of any Limited Partner to 20% of the Outstanding (as defined in the Partnership Agreement) common units. As part of its lawsuit, Quicksilver is seeking to take advantage of select portions of the Amendment that give it new rights to nominate and vote for directors, while opposing certain conditions and partnership safeguards that accompany those rights.  Therefore, Quicksilver requested that the Court retain that portion of the Amendment that allows it to nominate and vote in an election of directors, while at the same time asking the Court to sever and invalidate the 20% voting safeguard from the Amendment.

In the Order, the Court held that Section 13.4(b)(iii) of the Amendment is invalid because it permits a quorum of less than a majority of the Outstanding Units (as defined in the Partnership Agreement) to elect the directors of the General Partner.  Section 13.4(b)(iii) also happens to contain the 20% voting safeguard.

The Order expressly states that the issue of whether the provision in the Amendment that contains the voting safeguard is severable has not been decided by the Court.  Until this severance issue is resolved, the Court has not made a final determination with respect to the validity of the entire Amendment.

The Court also held that the directors of the General Partner did not make the requisite determination required by the Partnership Agreement in approving the Amendment that the Amendment would not adversely affect the Limited Partners (including any particular class of Partnership Interest) in any material respect.   If the Court enters a final order holding that the Amendment was not properly approved by the directors of the General Partner, then the entire Amendment would be invalid and the Limited Partners would have no right to vote in the election of directors.

The Court also confirmed that Quicksilver may vote all of its common units in a vote to remove the General Partner.  The Partnership has never contested Quicksilver’s rights in that regard.

The Partnership continues to believe in the propriety of the actions of the board of directors of the General Partner and that such actions were in the best interest of the Limited Partners.  The Amendment was intended to provide all of the Limited Partners, not just Quicksilver, with a meaningful right to vote in the election of the directors of the General Partner.

The Partnership does not intend to hold a meeting for the election of the directors of the General Partner until all issues relating to the election of directors are resolved. The trial on all outstanding issues in the lawsuit remains scheduled for April 2010.  The Partnership believes that when the litigation has been fully concluded, the Partnership's actions will be shown to have been proper and in the best interest of all the Limited Partners.

 The description above of the Order is qualified in its entirety by reference to that document which is furnished with this Current Report.

(b)  On November 25, 2009, the Partnership issued a press release regarding the Order.  A copy of the press release is furnished and attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits

99.1	Amended Order Regarding Motions for Summary Judgments.

99.2	BreitBurn Energy Partners L.P. press release dated November 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: December 1, 2009	By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1	Amended Order Regarding Motions for Summary Judgments.

99.2	BreitBurn Energy Partners L.P. press release dated November 25, 2009.

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